UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2022

Assurant, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31978	39-1126612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Broadway, Suite 2901
New York, New York 10006
(212) 859-7000
(Address, including zip code, and telephone number, including area code, of Registrant's Principal Executive Offices)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 Par Value	AIZ	New York Stock Exchange
5.25% Subordinated Notes due 2061	AIZN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.    Costs Associated with Exit or Disposal Activities.

On December 13, 2022, Assurant, Inc. (the “Company”) finalized its plan to realize greater operational efficiencies by continuing to simplify its business portfolio and leverage its global footprint to reduce costs. This includes realigning its organizational structure and talent to support its business strategy. The Company is also accelerating its ongoing real estate consolidation to support work-from-home arrangements given its increasingly hybrid workforce. The Company expects to complete these actions in 2023.

The Company expects to incur total pre-tax restructuring charges of approximately $60 million to $65 million, with approximately $51 million to $56 million to be incurred in fourth quarter 2022 and the remainder to be incurred in 2023. The total expected range includes approximately $29 million to $34 million related to severance and employee benefits, and approximately $31 million related to real estate exit costs, consisting of lease impairment and abandonment charges. The Company estimates that substantially all of the charges will be cash.

The Company expects approximately $55 million in gross annualized run rate savings to be realized from these actions by year-end 2024, with more than half expected to be realized in 2023. These savings will partially mitigate the impact of higher labor costs and headwinds from the macroeconomic environment, as well as fund additional investments, including increasing automation, to continue to drive a more efficient cost structure long term. The Company expects to provide its full year 2023 outlook during its fourth quarter 2022 earnings call in February.

Cautionary Statement

Some of the statements included in this Form 8-K, including any statements related to the timing and amount of the severance and real estate charges and estimated gross savings, may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained in this Form 8-K are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company or any other person that the Company’s future plans, estimates or expectations will be achieved. Actual results may differ materially from those projected in the forward-looking statements, including due to the Company’s ability to execute the actions as expected. The Company undertakes no obligation to update or review any forward-looking statements, whether as a result of new information, future events or other developments. For additional information on factors that could affect the Company’s actual results, please refer to the factors identified in the reports that the Company files with the U.S. Securities and Exchange Commission, including the risk factors identified in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSURANT, INC.

Date: December 13, 2022	By:	/s/ Jay Rosenblum
Name: Jay Rosenblum
Title: Executive Vice President, Chief Legal Officer